EXHIBIT 99.2

                        THE DOE RUN RESOURCES CORPORATION

                                    SUITE 300
                               1801 PARK 270 DRIVE
                               ST. LOUIS, MO 63146

Contact:

Steven C. Balet
MacKenzie Partners, Inc.
(212) 929-5500


FOR IMMEDIATE RELEASE

            Doe Run Resources Announces Successful Expiration of Revised Exchange Offer

            St. Louis, MO: OCTOBER 18, 2002 The Doe Run Resources Corporation ("Doe Run") is pleased to announce that it has achieved the minimum tender of its Old Notes required to consensually consummate its restructuring. Doe Run intends to consummate the Revised Exchange Offer (which is subject to the completion of, among other things, the negotiation and documentation required to finalize its senior loan agreement and working capital facility) by the end of next week.


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      Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "believe," "foresee" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. Doe Run cautions that there are various important factors that could cause actual events to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated events will occur. Among such factors are: the involvement of Doe Run's secured and unsecured creditors in any restructuring negotiations; competitive pressure in Doe Run's market; business conditions in the mining and lead industry generally; general economic conditions and the risk factors detailed from time to time in Doe Run's periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Doe Run does not undertake to update them in any manner except as may be required by the Securities and Exchange Commission under federal laws.

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